Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Immune Pharmaceuticals Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-195251) and Form S-3 (No. 333-198647) of Immune Pharmaceuticals Inc. of our report dated May 17, 2017 relating to the financial statements of Immune Pharmaceuticals Inc., which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

May 17, 2017